UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2017

ACNB Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-35015	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, PA	17325
(Address of principal executive offices)	(Zip Code)

717.334.3161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CURRENT REPORT ON FORM 8-K

ITEM 2.01                                  Completion of Acquisition or Disposition of Assets

Effective July 1, 2017, ACNB Corporation (the “Corporation”) completed its previously- announced acquisition of New Windsor Bancorp, Inc. (“NW Bancorp”) pursuant to an Agreement and Plan of Reorganization dated as of November 21, 2016, as amended, by and among the Corporation, ACNB South Acquisition Subsidiary, LLC (“Acquisition Subsidiary”), ACNB Bank, NW Bancorp, and New Windsor State Bank (“NWS Bank”) (the “Reorganization Agreement”). At the effective time of the merger, NW Bancorp merged with and into Acquisition Subsidiary with Acquisition Subsidiary surviving the merger. In addition, NWS Bank, a Maryland state-chartered bank and NW Bancorp’s wholly-owned subsidiary, merged with and into ACNB Bank, a Pennsylvania state-chartered bank and the Corporation’s wholly-owned subsidiary, with ACNB Bank as the surviving bank.

Subject to the terms and conditions of the Reorganization Agreement and at the election of the NW Bancorp stockholders, at the effective time of the merger, each share of NW Bancorp common stock was converted into the right to receive one of the following: (i) 1.10 shares of ACNB common stock or (ii) $30.00 in cash. Such election, however, was subject to allocation and proration procedures such that the number of shares of NW Bancorp common stock to be exchanged for Corporation common stock will be equal to 85% of the total number of shares of NW Bancorp common stock issued and outstanding at the effective time of the merger and the number of shares of NW Bancorp common stock to be exchanged for cash will be equal to 15% of the total number of shares of NW Bancorp common stock issued and outstanding at the effective time of the merger. As a result of NW Bancorp stockholder elections and the related allocation and proration provisions of the Reorganization Agreement, the Corporation issued approximately 950,000 shares of its common stock and approximately $4,520,000 in cash in the merger.

The foregoing description of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Reorganization Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 1, 2017, in connection with the merger and pursuant to the terms of the Reorganization Agreement, two former NW Bancorp directors, Todd L. Herring and D. Arthur Seibel, Jr., were appointed as Class 1 and Class 2 Directors, respectively, of the Corporation’s Board of Directors to fill the vacancies in each class as approved by the shareholders of the Corporation at the 2017 Annual Meeting of Shareholders. Messrs. Herring and Seibel were also appointed as Directors of ACNB Bank’s Board of Directors. In addition, for ACNB Corporation, Messrs. Herring and Seibel were appointed to the Board’s Compensation Committee and Audit Committee, respectively.

Other than pursuant to the terms of the Reorganization Agreement and those fees and benefits available to all nonemployee Directors of the Corporation and Bank, Messrs. Herring and Seibel were not appointed to their positions pursuant to any arrangement or understanding with any other person, and they have no reportable transactions under Item 404(a) of Regulation S-K.

ITEM 8.01           Other Events

The Corporation issued a press release on July 3, 2017, announcing completion of the merger. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01           Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Reorganization by and among ACNB Corporation, ACNB South Acquisition Subsidiary, LLC, ACNB Bank, New Windsor Bancorp, Inc., and New Windsor State Bank dated as of November 21, 2016, as amended. (Incorporated by reference to Annex A of the Registrant’s Registration Statement No. 333-215914 on Form S-4, filed with the Commission on February 6, 2017.) Schedules are omitted; the Registrant agrees to furnish copies of Schedules to the Securities and Exchange Commission upon request.

99.1	Press release dated July 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION
(Registrant)

Dated: July 3, 2017	/s/ Lynda L. Glass
Lynda L. Glass
Executive Vice President/
Secretary & Chief Governance Officer

EXHIBIT INDEX

EXHIBIT NO.

2.1

Agreement and Plan of Reorganization by and among ACNB Corporation, ACNB South Acquisition Subsidiary, LLC, ACNB Bank, New Windsor Bancorp, Inc., and New Windsor State Bank dated as of November 21, 2016, as amended. (Incorporated by reference to Annex A of the Registrant’s Registration Statement No. 333-215914 on Form S-4, filed with the Commission on February 6, 2017.) Schedules are omitted; the Registrant agrees to furnish copies of Schedules to the Securities and Exchange Commission upon request.

99.1	Press release dated July 3, 2017.